                                                                    EXHIBIT 4.10



                                    [FORM OF]


                      TRANSFER AND ADMINISTRATION AGREEMENT

                                      among

                    CAPITAL ONE MULTI-ASSET EXECUTION TRUST,

                                    as Issuer

                            CAPITAL ONE FUNDING, LLC,

                                  as Transferor

                                CAPITAL ONE BANK,

                                as Administrator

                                       and

                              THE BANK OF NEW YORK,

                              as Indenture Trustee


                         Dated as of September __, 2002

                               TABLE OF CONTENTS

                                                                                  Page
                                                                                  ----
                                     ARTICLE I
                                    DEFINITIONS

Section 1.01   Definitions .....................................................    2

Section 1.02   Other Definitional Provisions ...................................    4

                                    ARTICLE II
                            COMT COLLATERAL CERTIFICATE

Section 2.01   Transfer of COMT Collateral Certificate .........................    5

Section 2.02   Acceptance by Trust .............................................    5

Section 2.03   Closing .........................................................    5

Section 2.04   Books and Records ...............................................    5

Section 2.05   Series 2002-CC Certificateholder ................................    6

Section 2.06   Protection of Title to COMT Collateral Certificate ..............    6

Section 2.07   Assignment to Indenture Trustee .................................    6

                                    ARTICLE III
                  COLLECTIONS, ALLOCATIONS, DEPOSITS AND PAYMENTS

Section 3.01   Collections and Allocations .....................................    6

                                    ARTICLE IV
             ADMINISTRATION OF THE TRUST; DUTIES OF THE ADMINISTRATOR

Section 4.01   Appointment of Administrator; Duties of Administrator ...........    7

Section 4.02   Records .........................................................   11

Section 4.03   Compensation ....................................................   11

Section 4.04   Additional Information to be Furnished to Issuer ................   11

Section 4.05   Independence of Administrator ...................................   11

Section 4.06   No Joint Venture ................................................   12

Section 4.07   Other Activities of Administrator ...............................   12

Section 4.08   Termination, Resignation and Removal of Administrator ...........   12

Section 4.09   Action Upon Termination, Resignation or Removal .................   13

                                     ARTICLE V
                                  THE TRANSFEROR

Section 5.01   Representations of Transferor ...................................   13

Section 5.02   Merger or Consolidation of, or Assumption of the Obligations of,
               Transferor ......................................................   16

Section 5.03   Limitation on Liability of Transferor and Others ................   16

Section 5.04   Transferor May Own Notes ........................................   16

Section 5.05      Tax Treatment ................................................    17

                                   ARTICLE VI
                           ACQUISITION OF TRUST ASSETS

Section 6.01      Acquisition of COMT Collateral Certificate ...................    17

                                   ARTICLE VII
                                INSOLVENCY EVENTS

Section 7.01      Rights Upon the Occurrence of an Insolvency Event ............    17

                                  ARTICLE VIII
                                   TERMINATION

Section 8.01      Termination of Agreement .....................................    18

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

Section 9.01      Amendment ....................................................    18

Section 9.02      Fees Payable by the Transferor ...............................    19

Section 9.03      Notices ......................................................    19

Section 9.04      Assignment ...................................................    19

Section 9.05      Limitations on Rights of Others ..............................    20

Section 9.06      Severability .................................................    20

Section 9.07      Separate Counterparts ........................................    20

Section 9.08      Headings .....................................................    20

Section 9.09      GOVERNING LAW ................................................    20

Section 9.10      Nonpetition Covenants ........................................    20

Section 9.11      Relation to the Trust Agreement ..............................    21

Section 9.12      Integration of Documents .....................................    21

Section 9.13      No Waiver; Cumulative Remedies ...............................    21

Section 9.14      Limitation of Liability ......................................    21

Section 9.15      Acknowledgement and Acceptance of Indenture ..................    21

         THIS TRANSFER AND ADMINISTRATION AGREEMENT among CAPITAL ONE MULTI-ASSET EXECUTION TRUST (the "Issuer"), CAPITAL ONE FUNDING, LLC, as transferor (in such capacity, the "Transferor"), CAPITAL ONE BANK ("Capital One Bank"), as administrator (in such capacity, the "Administrator") and THE BANK OF NEW YORK, as indenture trustee (in such capacity, the "Indenture Trustee"), is made and entered into as of September __, 2002.

         WHEREAS, Capital One Funding, LLC, as transferor (in such capacity, the "Master Trust Transferor"), Capital One Bank, as servicer (in such capacity, the "Servicer") for the Capital One Master Trust (the "Master Trust"), and The Bank of New York, as trustee for the Master Trust (the "Master Trust Trustee"), have entered into an Amended and Restated Pooling and Servicing Agreement, dated as of September 30, 1993 as amended and restated as of August 1, 2002 (as amended and supplemented as of the date hereof and as the same may be further amended, supplemented or otherwise modified from time to time, the "Pooling and Servicing Agreement"), and a Series 2002-CC Supplement thereto, dated as of September __, 2002 (as the same may be amended, supplemented or otherwise modified from time to time, the "Series Supplement");

         WHEREAS, the Transferor proposes to convey and pledge to the Issuer all of its right, title and interest in and to the COMT Collateral Certificate;

         WHEREAS, the Issuer is issuing the Asset Pool One Notes (the "Notes") pursuant to the Indenture, dated as of September __, 2002 (as amended, supplemented or otherwise modified from time to time, the "Indenture"), and the COMT Asset Pool Supplement, dated as of September __, 2002 (as amended, supplemented or otherwise modified from time to time, the "Asset Pool Supplement"), each between the Issuer and the Indenture Trustee;

         WHEREAS, the parties hereto have entered into certain agreements in connection with the issuance of the Notes and the beneficial ownership interest in the Issuer, including this Agreement, the Indenture and the Capital One Multi-asset Execution Trust Amended and Restated Trust Agreement, dated as of September __, 2002 (the "Trust Agreement") between Capital One Funding, LLC, as beneficiary (the "Beneficiary"), and Deutsche Bank Trust Company Delaware, as owner trustee (the "Owner Trustee") (this Agreement, the Trust Agreement, the Indenture, the Asset Pool One Supplement and any supplements thereto being hereinafter referred to collectively as the "Transaction Documents");

         WHEREAS, pursuant to the Transaction Documents, the Transferor, the Issuer and the Owner Trustee are required to perform certain duties in connection with (a) the Notes and the collateral therefor pledged pursuant to the Indenture and (b) the beneficial ownership interest in the Issuer;

         WHEREAS, the Issuer and the Owner Trustee desire to have the Administrator perform certain of the duties of the Issuer and the Owner Trustee referred to in the preceding clause, and to provide such additional services consistent with the terms of the Transaction Documents as the Issuer and the Owner Trustee may from time to time request; and

         WHEREAS, the Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer and the Owner Trustee on the terms set forth herein.

         In consideration of the mutual agreements contained herein, each party agrees as follows for the benefit of the other parties and the Noteholders to the extent provided herein, in the Indenture, the Asset Pool One Supplement and any Indenture Supplement:

                                   ARTICLE I

                                   DEFINITIONS

         Section 1.01 Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         "Addition Date" means any day on which the Invested Amount (as such term is defined in the Series Supplement) of the COMT Collateral Certificate is increased due to an issuance of Notes pursuant to the Indenture.

         "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Adverse Effect" has the meaning specified in the Trust Agreement.

         "Agreement" means this Transfer and Administration Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

         "Appointment Date" has the meaning specified in Section 7.01.

         "Asset Pool One" has the meaning specified in the Asset Pool One Supplement.

         "Asset Pool One Supplement" has the meaning specified in the preamble to this Agreement.

         "Beneficiary" has the meaning specified in the preamble to this Agreement.

         "Capital One Bank" has the meaning specified in the preamble to this Agreement.

         "Closing Date" means September __, 2002.

         "COMT Collateral Certificate" means the Series 2002-CC Certificate issued pursuant to the Pooling and Servicing Agreement and the Series Supplement, as amended, supplemented, restated or otherwise modified from time to time.

         "Collateral" has the meaning specified in the Asset Pool One
Supplement.

         "Collection Account" has the meaning specified in the Asset Pool One Supplement.

         "Distribution Date" means the 15th day of each calendar month, or if such 15th day is not a Business Day (as defined in the Indenture), the next succeeding Business Day.

         "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time.

         "Governmental Authority" means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Indenture" has the meaning specified in the preamble to this Agreement.

         "Indenture Trustee" has the meaning specified in the preamble to this Agreement.

         "Insolvency Event" has the meaning specified in Section 7.01.

         "Issuer" has the meaning specified in the preamble to this Agreement.

         "Master Trust" has the meaning specified in the preamble to this Agreement.

         "Master Trust Transferor" has the meaning specified in the preamble to this Agreement.

         "Master Trust Trustee" has the meaning specified in the preamble to this Agreement.

         "Note Rating Agency" means, with respect to any Outstanding Series, Class or Tranche of Notes, each statistical note rating agency selected by the Issuer to rate such Notes.

         "Notes" has the meaning specified in the preamble to this Agreement.

         "Noteholder" means an Asset Pool One Noteholder (as defined in the Asset Pool One Supplement).

         "Officer's Certificate" means a certificate on behalf of any Person that is signed by any authorized officer or Vice President or more senior officer of such Person and states that the certifications set forth in such certificate are based upon the results of a due inquiry into the matters in question conducted by or under the supervision of the signing officer and that the facts stated in such certifications are true and correct to the best of the signing officer's knowledge.

         "Opinion of Counsel" means a written opinion of counsel reasonably acceptable to the Indenture Trustee who may be an employee of or of counsel to the Transferor or the Servicer.

         "Owner Trustee" has the meaning specified in the preamble to this Agreement.

         "Person" means any individual, corporation, partnership (general or limited), limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

         "Pooling and Servicing Agreement" has the meaning specified in the preamble to this Agreement.

         "Requirements of Law" means, for any Person, the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including without limitation, usury laws, the Federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

         "Series Supplement" has the meaning specified in the preamble to this Agreement.

         "Servicer" has the meaning specified in the preamble to this Agreement.

         "Transaction Documents" has the meaning specified in the preamble to this Agreement.

         "Transferor" has the meaning specified in the preamble to this Agreement.

         "Trust" means the Issuer.

         "Trust Agreement" has the meaning specified in the preamble to this Agreement.

         "UCC" means the Uniform Commercial Code as in effect in the State of New York and any other applicable jurisdiction.

         Section 1.02 Other Definitional Provisions.

         (a) Unless otherwise specified in this Agreement, capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture.

         (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

         (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Agreement or in any such certificate or other document shall control.

         (d) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

     (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                                   ARTICLE II

                           COMT COLLATERAL CERTIFICATE

     Section 2.01 Transfer of COMT Collateral Certificate. In consideration of the Trust's delivery to the Transferor of the Trust Certificate (as defined in the Trust Agreement) and the net proceeds of the initial sale of Notes, the Transferor does hereby transfer, assign, set over, pledge and otherwise convey to the Trust, without recourse (subject to the obligations herein), all right, title and interest of the Transferor, whether now owned or hereafter acquired, in and to the COMT Collateral Certificate and the proceeds thereof. The parties to this Agreement intend that the conveyance of the COMT Collateral Certificate and the proceeds thereof pursuant to this Agreement constitute a sale, and not a secured borrowing, for accounting purposes. Nevertheless, this Agreement also shall be deemed to be and hereby is a security agreement within the meaning of the UCC, and the conveyance by the Transferor provided for in this Agreement shall be deemed to be and hereby is a grant by the Transferor to the Trust of a security interest in and to all of the Transferor's right, title and interest, whether now owned or hereafter acquired, in, to and under the COMT Collateral Certificate, all accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, goods, letters of credit, letter-of-credit rights, investment property and oil, gas and other minerals consisting of, arising from, or relating to the COMT Collateral Certificate, and the proceeds thereof, to secure the obligations of the Transferor hereunder. The Transferor and the Trust shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that the security interest in the COMT Collateral Certificate created hereunder will be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.

     Section 2.02 Acceptance by Trust. The Trust hereby acknowledges its acceptance of all right, title and interest to the property, now existing and hereafter created, conveyed to the Trust pursuant to Section 2.01.

     Section 2.03 Closing. The transfer, assignment, set over, pledge and conveyance of the COMT Collateral Certificate shall take place at the offices of Orrick, Herrington & Sutcliffe LLP, 3050 K Street, Suite 200, Washington, D.C. 20007 on the Closing Date, simultaneously with the closing of the transactions contemplated by the Pooling and Servicing Agreement, the Series Supplement and the Transaction Documents.

     Section 2.04 Books and Records. In connection with the transfer, assignment, set over, pledge and conveyance set forth in Section 2.01, the Transferor shall indicate in its accounting, computer and other records that the COMT Collateral Certificate has been transferred to the Trust, and the COMT Collateral Certificate shall be registered in the name of the Trust and shall be delivered to the Trust in the State of Delaware. In addition, the Transferor agrees to record and file, at its own expense, any financing statements (and amendments with respect to such financing statements when applicable) required to be filed with respect to the COMT Collateral Certificate assigned by the Transferor hereunder, meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary under the applicable UCC to perfect the transfer, assignment, set over, pledge and conveyance of the COMT Collateral Certificate to the Trust, and to deliver a file-stamped copy of such financing statements and amendments or other evidence of such filings to the Trust on or prior to the Closing Date (excluding such amendments, which shall be delivered promptly after filing).

     Section 2.05 Series 2002-CC Certificateholder. In accordance with the terms of the Asset Pool One Supplement, the Indenture Trustee shall be the Series 2002-CC Certificateholder for all purposes under the Pooling and Servicing Agreement and the Series Supplement. To the extent the COMT Collateral Certificate is sold or otherwise transferred to a third party in connection with the sale or liquidation of the Collateral pursuant to the provisions of the Indenture and the Asset Pool One Supplement, such transferee shall be the Series 2002-CC Certificateholder for all purposes under the Pooling and Servicing Agreement and the Series Supplement.

     Section 2.06   Protection of Title to COMT Collateral Certificate.

     (a) The Transferor shall take all actions necessary, and the Trust shall cooperate with the Transferor, to perfect, and maintain perfection of, the interests of the Trust and the Indenture Trustee in the COMT Collateral Certificate.

     (b) The Transferor shall not change its name or its type or jurisdiction of organization without having delivered at least sixty (60) days prior written notice to the Trust and the Indenture Trustee that all actions have been taken, and all filings have been made, as are necessary to continue and maintain the first priority perfected interest of the Trust in the COMT Collateral Certificate.

     (c) The Owner Trustee shall permit the Indenture Trustee and its agents at any time following reasonable notice and during normal business hours to inspect, audit and make copies of and abstracts from the Owner Trustee's records regarding the COMT Collateral Certificate.

     Section 2.07 Assignment to Indenture Trustee. The Transferor hereby acknowledges and consents to the mortgage, pledge, assignment and grant of a security interest by the Trust to the Indenture Trustee pursuant to the Asset Pool One Supplement of all right, title and interest of the Trust in, to and under the COMT Collateral Certificate and to the other property described in the Granting Clause of the Asset Pool One Supplement and the assignment of any or all of the Trust's rights and obligations hereunder to the Indenture Trustee.

                                  ARTICLE III

                 COLLECTIONS, ALLOCATIONS, DEPOSITS AND PAYMENTS

     Section 3.01 Collections and Allocations. All distributions in respect of the COMT Collateral Certificate shall be deposited in the Collection Account for Asset Pool One, which amounts shall be applied by the Indenture Trustee pursuant to the Asset Pool One Supplement.

                                   ARTICLE IV

            ADMINISTRATION OF THE TRUST; DUTIES OF THE ADMINISTRATOR

     Section 4.01   Appointment of Administrator; Duties of Administrator.

          (a) The Issuer hereby appoints Capital One Bank to act as initial administrator (the "Administrator"), subject to Section 4.08.

          (b) Duties of the Administrator with Respect to Transaction Documents. The Administrator shall consult with the Transferor and the Owner Trustee regarding the duties of the Issuer and the Owner Trustee under the Transaction Documents. The Administrator shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer's or the Owner Trustee's duties under the Transaction Documents. The Administrator shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to any Transaction Document. In furtherance of the foregoing, the Administrator shall take all appropriate action that it is the duty of the Issuer or the Owner Trustee to take pursuant to the Indenture, any Indenture Supplement and the Asset Pool One Supplement, including such of the foregoing as are required with respect to the following matters under the Indenture, any Indenture Supplement and the Asset Pool One Supplement (parenthetical references are to Articles or Sections of the Indenture):

          (A) causing the Note Register to be kept, and notifying the Indenture Trustee of any appointment of a new Note Registrar and the location, or change in location, of the Note Registrar (subsection 305(a));

          (B) preparing or obtaining the documents, legal opinions and instruments required for execution, authentication and delivery of the Notes, and delivery of the same to the Indenture Trustee for authentication (Sections 303, 304 and 310), providing for the replacement of mutilated, destroyed, lost or stolen Notes (Section 306), providing for the exchange or transfer of Notes (Section 305) and, to the extent set forth in the related Indenture Supplement, notifying each Note Rating Agency in writing of the issuance of any Tranche, Class or Series of Notes;

          (C) directing the Indenture Trustee with respect to the investment of funds in the Issuer Accounts (Section 403);

          (D) preparing or obtaining the documents, legal opinions and instruments required to be delivered to the Indenture Trustee with respect to the satisfaction and discharge of the Indenture (subsection 501(c)) and preparing the documents necessary for the Indenture Trustee to acknowledge the same (subsection 501(a));

          (E) on the resignation or removal of any Indenture Trustee, giving written notice of such resignation or removal and appointment to each Noteholder (subsection 710(f));

          (F) preparing or causing to be prepared tax returns for the Issuer (if required) and the reporting information for the Noteholders (Section
     715);

          (G) preparing on behalf of the Issuer written instructions regarding any action proposed to be taken or omitted by the Indenture Trustee upon the Indenture Trustee's application therefor (Section 718);

          (H) furnishing to the Indenture Trustee a list of the names and addresses of the Registered Noteholders not more than 15 days after each Record Date or at such other times as the Indenture Trustee may request in writing (Section 801);

          (I) establishing reasonable rules for matters relating to Action by or a meeting of Noteholders not otherwise set forth in Section 804 of the Indenture (subsection 804(g));

          (J) preparing for the Issuer such filings for filing with the Commission, and providing the Indenture Trustee with copies thereof once filed, as required by the Securities Exchange Act of 1934, as amended, or otherwise as in accordance with rules and regulations prescribed from time to time by the Commission (Section 805);

          (K) preparing, completing and delivering to the Indenture Trustee and the trustee for the Master Trust (with a copy to each Note Rating Agency), a Monthly Noteholders' Statement (Section 806);

          (L) preparing for the Issuer the Payment Instruction after the Issuer receives each Monthly Servicer's Certificate under the Series Supplement, delivering a copy thereof to the Indenture Trustee and the trustee for the Master Trust and compiling such other information for the Issuer (subsection 807(a));

          (M) preparing or obtaining any necessary Opinion of Counsel, Issuer Tax Opinion, Officer's Certificate, or other document or instrument as may be required in connection with any supplemental indenture or amendment to the Indenture, any Indenture Supplement or the Asset Pool One Supplement (Article IX);

          (N) giving notice to each Note Rating Agency and collecting the vote of Noteholders, as necessary, in connection with any supplemental indenture or amendment to the Indenture, any Indenture Supplement or the Asset Pool One Supplement (Article IX);

          (O) causing any Paying Agents to execute and deliver to the Indenture Trustee an instrument pursuant to which it agrees to act as Paying Agent as set forth in Section 1003 of the Indenture;

          (P) preparing Officer's Certificates of the Issuer directing the Paying Agent to pay to the Indenture Trustee sums held in trust by the Issuer or such Paying Agent for the purpose of discharging the Indenture (Section 1003);

          (Q) preparing written statements for execution by an Authorized Officer as required by Section 1004 of the Indenture;

          (R) performing or causing to be performed all things necessary to preserve and keep in full force and effect the legal existence of the Issuer (Section 1005);

          (S) giving prompt written notice to the Indenture Trustee and each Note Rating Agency of each Event of Default under the Indenture, each breach on the part of the Servicer or the Master Trust Transferor of its respective obligations under the Pooling and Servicing Agreement or any default of a Derivative Counterparty (Section 1008);

          (T) providing to Noteholders and prospective Noteholders information required to be provided by the Issuer pursuant to Rule 144A under the Securities Act (Section 1011);

          (U) preparing and causing the Issuer to file UCC financing statements and amendments thereto (Section 1012);

          (V) preparing or obtaining the instruments, documents, agreements and legal opinions required to be delivered by the Issuer and preparing any notice required to be given to the Note Rating Agencies, in connection with the merger or consolidation of the Issuer with any other Person (subsection 1013(a)) or the conveyance or transfer of any of the Issuer's property or assets (subsection 1013(b));

          (W) giving written notice to the affected Noteholders of any optional repurchase by the Transferor (Section 1102) and to the Indenture Trustee and each Note Rating Agency with respect to any such optional repurchase or Early Amortization Event (Section 1103);

          (X) to the extent set forth herein or in the Asset Pool One Supplement, preparing or obtaining the instruments, documents, agreements and legal opinions required to be delivered by the Issuer and preparing any notice required to be given by the Issuer to the Note Rating Agencies and the Indenture Trustee in connection with addition or removal of Collateral;

          (Y) to the extent set forth herein or in the Asset Pool One Supplement, preparing for execution and delivery or filing by the Issuer all supplements and amendments to this Agreement and the Asset Pool One Supplement and all instruments of further assurance; and

          (Z) to the extent set forth in the Asset Pool One Supplement, establishing and maintaining or causing to be established and maintained certain Issuer Accounts.

          (c)  Additional Duties.

               (i) In addition to the duties of the Administrator set forth above, but subject to Sections 4.01(d) and 4.05, the Administrator shall perform all ministerial duties and obligations of the Issuer under the Transaction Documents and shall perform such calculations and shall prepare for execution by the Issuer and the Owner Trustee and shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Transaction Documents, and at the request of the Issuer or the Owner Trustee shall take all appropriate action that it is the duty of the Issuer or the Owner Trustee to take pursuant to the Transaction Documents. Subject to Sections 4.01(d) and 4.05 of this Agreement, and in accordance with the directions of the Issuer, the Owner Trustee or the Transferor, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Transaction Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee or the Transferor and are reasonably within the capability of the Administrator.

                           (ii) Subject to Sections 4.01(d) and 4.05, the Administrator shall perform the duties of the Administrator specified in subsection 5.01(b) required to be performed in connection with the resignation or removal of the Owner Trustee, and any other duties expressly required to be performed by the Administrator under the Trust Agreement.

                           (iii) In carrying out the foregoing duties or any of
                  its other obligations under this Agreement, the Administrator may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer or the Transferor and shall be, in the Administrator's opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

                           (iv) Subject to Sections 4.01(d) and 4.05, it is the intention of the parties hereto that the Administrator shall, and the Administrator hereby agrees to, execute on behalf of the Issuer all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Transaction Documents. In furtherance thereof, the Owner Trustee shall, on behalf of the Issuer, execute and deliver to the Administrator and its agents, and to each successor Administrator appointed pursuant to the terms hereof, one or more powers of attorney substantially in the form of Exhibit __, appointing the Administrator the attorney-in-fact of the Issuer for the purpose of executing on behalf of the Issuer all such documents, reports, filings, instruments, certificates and opinions.

                  (d)      Non-Ministerial Matters.


                           (i) With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action except upon direction of the Transferor. For the purpose of the preceding sentence, "non-ministerial matters" shall include:

                           (1) the amendment of or any supplement to the Indenture;

                           (2) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer;

                           (3) the amendment, change or modification of the Transaction Documents;

                         (4) the appointment of successor Note Registrars, successor Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of successor Administrators, or the consent to the assignment by the Note Registrar, the Paying Agent or the Indenture Trustee of its obligations under the Indenture;

                         (5)  the removal of the Indenture Trustee;

                         (6) the timing or amount of any allocation, deposit, withdrawal or payment of funds under any Transaction Document;

                         (7) the redemption or payment of any Note, or the initiation, suspension or termination of any revolving, redemption or other period under any Transaction Document;

                         (8) the waiver of any default under any Transaction Document;

                         (9)  the release of any part of the Collateral; and

                         (10) any matter that is reserved to the discretion of
                  the Issuer under any Transaction Document or that could have a material impact on the financial condition of the Issuer or the Transferor.

                  (ii) Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obligated to, and shall not,
         (x) make any payments to the Noteholders or any other Person under the Transaction Documents or (y) take any other action that the Issuer or the Owner Trustee directs the Administrator not to take on its behalf.

         Section 4.02 Records. The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer, the Owner Trustee, the Indenture Trustee, the Collateral Agent and the Transferor at any time during normal business hours.

         Section 4.03 Compensation. As compensation for the performance of the Administrator's obligations under this Agreement, the Administrator shall be entitled to $____ per month from the Transferor, in addition to reimbursement for its liabilities and extra out-of-pocket expenses related to its performance hereunder or under any Transaction Document. Such amounts shall be paid by the Transferor directly to the Administrator.

         Section 4.04 Additional Information to be Furnished to Issuer. The Administrator shall furnish to the Issuer, the Indenture Trustee or the Transferor from time to time such additional information regarding the Transaction Documents and the Trust as each of them shall reasonably request.

         Section 4.05 Independence of Administrator. For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer or the Transferor, the

Administrator shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

         Section 4.06 No Joint Venture. Nothing contained in this Agreement shall (i) constitute the Administrator and either of the Issuer or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) be construed to impose any liability as such on any of them or (iii) be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

         Section 4.07 Other Activities of Administrator. Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer, the Owner Trustee or the Indenture Trustee.

         Section 4.08   Termination, Resignation and Removal of Administrator.

                 (a) Subject to subsection 4.08(d), the Administrator may resign its duties hereunder by providing the Issuer and the Transferor with at least 60 days prior written notice.

                 (b) Subject to subsection 4.08(d), the Issuer or the Transferor may, with written notice to each Note Rating Agency, remove the Administrator without cause by providing the Administrator with at least 60 days prior written notice.

                 (c) Subject to subsection 4.08(d), at the sole option of the Issuer or the Transferor and with written notice to each Note Rating Agency, the Administrator may be removed immediately upon written notice of termination from the Issuer or the Transferor to the Administrator if any of the following events shall occur:

                 (i) the Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within 10 days (or, if such default cannot be cured in such time, shall not give within 10 days such assurance of cure as shall be reasonably satisfactory to the Issuer and the Transferor);

                 (ii) (A) the Administrator shall file a petition or commence a proceeding (I) to take advantage of any bankruptcy, conservatorship, receivership, insolvency, or similar laws or (II) for the appointment of a trustee, conservator, receiver, liquidator, or similar official for or relating to the Administrator or all or substantially all of its property, (B) the Administrator shall consent or fail to object to any such petition filed or proceeding commenced against or with respect to it or all or substantially all of its property, or any such petition or proceeding shall not have been dismissed or stayed within sixty (60) days of its filing or commencement, or a court, agency, or other supervisory authority with jurisdiction shall have decreed or ordered relief with respect to any such petition or proceeding, (C) the Administrator shall admit in writing its inability to pay its debts generally as they become due, (D) the Administrator shall make an assignment for the benefit of its creditors, or (E) the Administrator shall voluntarily suspend payment of its obligations.

         The Administrator agrees that if any of the events specified in clause
(i) or (ii) of this subsection 4.08(c) shall occur, it shall give written notice thereof to the Issuer, the Owner Trustee, the Indenture Trustee and the Transferor within seven days after the happening of such event.

               (d) No termination, resignation or removal of the Administrator pursuant to this Section shall be effective until (i) a successor Administrator shall have been appointed by the Issuer and the Transferor and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder.

         Section 4.09 Action Upon Termination, Resignation or Removal. Promptly upon the effective date of termination of the Administrator pursuant to subsection 4.08(c) or the resignation or removal of the Administrator pursuant to subsection 4.08(a) or (b), respectively, the Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such resignation or removal. The Administrator shall forthwith upon such termination pursuant to subsection 4.08(c) deliver to the Issuer all property and documents of or relating to the Collateral then in the custody of the Administrator. In the event of the resignation or removal of the Administrator pursuant to subsection 4.08(a), (b) or (d), respectively, the Administrator shall cooperate with the Issuer and the Transferor and take all reasonable steps requested to assist the Issuer and the Transferor in making an orderly transfer of the duties of the Administrator.

                                   ARTICLE V

                                 THE TRANSFEROR

         Section 5.01 Representations of Transferor. The Transferor makes the following representations and warranties as to the COMT Collateral Certificate on which the Trust is deemed to have relied in acquiring the COMT Collateral Certificate. Such representations and warranties speak as of the execution and delivery of this Agreement and as of each Distribution Date, but shall survive the transfer and assignment of the COMT Collateral Certificate to the Trust and the pledge thereof to the Indenture Trustee pursuant to the Indenture and the Asset Pool One Supplement.

         (a) The Transferor is a limited liability company duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and any other documents related hereto to which it is a party.

         (b) The Transferor is duly qualified to do business and is in good standing (or is exempt from such requirement), and has obtained all necessary licenses and approvals with respect to the Transferor, in each jurisdiction in which failure to so qualify or to obtain such licenses or approvals would have a material adverse effect on the interests of the Noteholders hereunder or under the Indenture; provided, however, that no representation or warranty is made with respect to any qualifications, licenses or approvals which the Owner Trustee or the Indenture Trustee has or may be required at any time to obtain, if any, in connection with the transactions contemplated hereby or by any other Transaction Document to which the Owner Trustee or the Indenture Trustee, as the case may be, is a party.

         (c) The execution and delivery by the Transferor of this Agreement and the consummation by the Transferor of the transactions provided for in this Agreement and in the other Transaction Documents to which the Transferor is a party have been duly authorized by the Transferor by all necessary corporate action on its part and each of this Agreement and the other Transaction Documents to which the Transferor is a party will remain, from the time of its execution, an official record of the Transferor; the Transferor has the power and authority to assign the property to be assigned to and deposited with the Trust pursuant to this Agreement.

         (d) The execution and delivery by the Transferor of this Agreement, the performance by the Transferor of the transactions contemplated by this Agreement and the fulfillment by the Transferor of the terms hereof will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Transferor is a party or by which it or any of its properties are bound (other than violations of such indentures, contracts, agreements, mortgages, deeds of trust or other instruments which, individually or in the aggregate, would not have a material adverse effect on the Transferor's ability to perform its obligation under this Agreement).

         (e) The execution and delivery by the Transferor of this Agreement, the performance by the Transferor of the transactions contemplated by this Agreement and the fulfillment by the Transferor of the terms hereof will not conflict with or violate any Requirements of Law applicable to the Transferor.

         (f) There are no proceedings or investigations pending or, to the Transferor's knowledge, threatened against the Transferor before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over the Transferor or its properties (i) asserting the invalidity of this Agreement or any of the Transaction Documents,
(ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Transaction Documents, (iii) seeking any determination or ruling that, in the reasonable judgment of the Transferor, would materially and adversely affect the performance by the Transferor of its obligations under this Agreement or the Transaction Documents, or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or the Transaction Documents.

         (g) The transfer and assignment herein contemplated constitute either
(i) a sale of the COMT Collateral Certificate from the Transferor to the Trust or (ii) a grant of a perfected security interest therein from the Transferor to the Trust. The COMT Collateral Certificate has not been sold, transferred, assigned or pledged by the Transferor to any Person other than pursuant to this Agreement. Immediately prior to the transfer and assignment herein contemplated, the Transferor had good and marketable title to the COMT Collateral Certificate, free and clear of all liens and rights of others and, immediately upon the transfer thereof pursuant to this Agreement, the Trust shall have good and marketable title to the COMT Collateral Certificate, free and clear of all liens and rights of others or a first priority perfected security interest therein; and the transfer has been perfected, by the filing of appropriate financing statements and the taking of such other action pursuant to the UCC, under the UCC. The Transferor has no knowledge of any current statutory or other non-consensual liens to which the COMT Collateral Certificate is subject.

         (h) All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required to be obtained, effected or given by the Transferor in connection with the execution and delivery by the Transferor of this Agreement or any other Transaction Document to which it is a party, the performance by the Transferor of the transactions contemplated by this Agreement or any other Transaction Document to which it is a party and the fulfillment by the Transferor of the terms hereof or thereof, have been obtained or have been completed and are in full force and effect (other than approvals, authorizations, consents, orders and other actions which if not obtained or completed or in full force or effect would not have a material adverse effect on the Transferor or the Trust or upon the collectibility of the COMT Collateral Certificate or upon the ability of the Transferor to perform its obligations under this Agreement).

         (i) Each of (i) the transfer of the COMT Collateral Certificate by the Transferor to the Trust pursuant to the terms of this Agreement and (ii) the pledge of the COMT Collateral Certificate by the Trust to the Indenture Trustee pursuant to the terms of the Indenture and the Asset Pool One Supplement, comply with the provisions of the Pooling and Servicing Agreement relating to transfers of the COMT Collateral Certificate.

         (j) To the extent the New York UCC applies, this Agreement creates a valid and continuing security interest (as defined in the New York UCC) in favor of the Trust in the COMT Collateral Certificate, which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the Transferor.

         (k) The COMT Collateral Certificate constitutes either an "account," a "general intangible," an "instrument," or a "certificated security," each within the meaning of the New York UCC.

         (l) At the time of the transfer and assignment of the COMT Collateral Certificate to the Trust pursuant to this Agreement, the Transferor owned and had good and marketable title to the COMT Collateral Certificate free and clear of any lien, claim or encumbrance of any Person.

         (m) The Transferor has caused or will have caused, within ten days of the execution of this Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the COMT Collateral Certificate granted to the Trust pursuant to this Agreement.

         (n) Other than the interests transferred and assigned to the Trust pursuant to this Agreement, the Transferor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed, the COMT Collateral Certificate. The Transferor has not authorized the filing of and is not aware of any financing statements against the Transferor that include a description of the COMT Collateral Certificate other than any financing statement relating to the security interest granted to the Trust pursuant to this Agreement or any financing statement that has been terminated. The Transferor is not aware of any judgment or tax lien filings against the Transferor.

         (o) At the time of the transfer and assignment of the COMT Collateral Certificate to the Trust pursuant to this Agreement, all original executed copies of the COMT Collateral Certificate have been delivered to the Trust.

         (p) At the time of the transfer and assignment of the COMT Collateral Certificate to the Trust pursuant to this Agreement, the COMT Collateral Certificate had no marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Trust.

         (q) None of the representations and warranties contained subsections 5.01(j) through 5.01(p) shall be waived by any of the parties to this Agreement unless the Transferor has obtained written confirmation from each Note Rating Agency that there will be no Ratings Effect (as defined in the Indenture) with respect to such waiver.

         Section 5.02 Merger or Consolidation of, or Assumption of the Obligations of, Transferor. Any Person (a) into which the Transferor may be merged or consolidated, (b) which may result from any merger or consolidation to which the Transferor shall be a party or (c) which may succeed to the properties and assets of the Transferor substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Transferor under this Agreement, shall be the successor to the Transferor hereunder without the execution or filing of any other document or any further act by any of the parties to this Agreement; provided, however, that
(i) the Transferor shall have delivered to the Owner Trustee and the Indenture Trustee an Officer's Certificate of the Transferor and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 5.02 and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with, (ii) written confirmation from each Note Rating Agency that such transaction will not result in such Note Rating Agency reducing or withdrawing its then existing rating of the Notes and (iii) the Transferor shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all actions necessary to perfect the interests of the Trust have been taken, including that all financing statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Trust in the COMT Collateral Certificate and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest. Following the effectiveness of the succession provided for in this Section 5.02, the predecessor Transferor shall be released from any obligations and liabilities provided for under the Transaction Documents other than any obligations or liabilities incurred by such predecessor Transferor prior to the effectiveness of such succession.

         Section 5.03 Limitation on Liability of Transferor and Others. The Transferor and any director, officer, employee or agent of the Transferor may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Transferor shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

         Section 5.04 Transferor May Own Notes. The Transferor and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Notes with the same rights as it would have if it were not the Transferor or an Affiliate thereof, except as expressly provided herein or in any Transaction Document (including, without limitation, the definition of "Outstanding" contained in the Indenture). The Transferor agrees that it shall not transfer any interest in Notes or any rights hereunder without delivering to the Owner Trustee a Master Trust Tax Opinion and an Issuer Tax Opinion.

         Section 5.05 Tax Treatment. The Transferor has structured this Agreement, the Trust Agreement, the Indenture and any related agreement with the intention that the Notes qualify under applicable federal, state, and local income and franchise tax law and for purposes of any other tax imposed on or measured by income as indebtedness of the Transferor secured by the COMT Collateral Certificate and the Issuer shall be disregarded as a separate entity for such purposes. The Transferor, the Administrator and the Issuer agree to treat the Notes and the Issuer accordingly and to take no action inconsistent with such treatment.

                                   ARTICLE VI

                           ACQUISITION OF TRUST ASSETS

         Section 6.01 Acquisition of COMT Collateral Certificate. If the Master Trust Transferor exercises its option to accept retransfer of the COMT Collateral Certificate pursuant to the terms of the Series Supplement, the Master Trust Transferor shall (a) acquire the COMT Collateral Certificate, which acquisition shall be effective as of the date on which such retransfer occurs,
(b) deliver notice of such acquisition to the Owner Trustee and the Indenture Trustee on or prior to the Determination Date following the applicable Monthly Period for which the option is deemed exercised and (c) deposit in the Collection Account for Asset Pool One on or prior to the Distribution Date following such Monthly Period an amount equal to the Invested Amount of the COMT Collateral Certificate on such date and all other amounts payable to the Noteholders of each Outstanding Series of Notes including accrued interest on the Notes.

                                  ARTICLE VII

                                INSOLVENCY EVENTS

         Section 7.01 Rights Upon the Occurrence of an Insolvency Event. If (A) the Transferor shall file a petition or commence a proceeding (I) to take advantage of any bankruptcy, conservatorship, receivership, insolvency, or similar laws or (II) for the appointment of a trustee, conservator, receiver, liquidator, or similar official for or relating to the Transferor or all or substantially all of its property, (B) the Transferor shall consent or fail to object to any such petition filed or proceeding commenced against or with respect to it or all or substantially all of its property, or any such petition or proceeding shall not have been dismissed or stayed within sixty (60) days of its filing or commencement, or a court, agency, or other supervisory authority with jurisdiction shall have decreed or ordered relief with respect to any such petition or proceeding, (C) the Transferor shall admit in writing its inability to pay its debts generally as they become due, (D) the Transferor shall make an assignment for the benefit of its creditors, or (E) the Transferor shall voluntarily suspend payment of its obligations (each, an "Insolvency Event"), the Transferor shall on the day of such Insolvency Event (the "Appointment Date") immediately cease to increase the Invested Amount of the COMT Collateral Certificate and shall promptly give notice to the Owner Trustee and the Indenture Trustee of such Insolvency Event.

                                  ARTICLE VIII

                                   TERMINATION

         Section 8.01 Termination of Agreement. This Agreement and the respective obligations and responsibilities of the Trust, the Transferor, the Administrator and the Indenture Trustee under this Agreement shall terminate on the earlier of (a) the date on which the Trust Agreement terminates pursuant to the terms set forth therein and (b) the date specified in writing by the Transferor to the Owner Trustee and the Indenture Trustee following either (i) the date on which the principal amount of the Notes are paid in full and (ii) the date which is the last Legal Maturity Date of all Outstanding Notes.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

         Section 9.01 Amendment.

              (a) This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Transferor, the Administrator, the Indenture Trustee and the Issuer, without the consent of any Noteholders, upon the delivery of a Master Trust Tax Opinion and an Issuer Tax Opinion to the Indenture Trustee by the Transferor and written confirmation that such amendment will not have a Ratings Effect; provided, however, that the Transferor shall deliver to the Indenture Trustee and the Owner Trustee an Officer's Certificate of the Transferor to the effect that the Transferor reasonably believes that such amendment will not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any time in the future.

              (b) This Agreement may also be amended from time to time by a written instrument duly executed and delivered by the Transferor, the Administrator, the Indenture Trustee and the Issuer, with prior written notice to each Note Rating Agency, upon the delivery of a Master Trust Tax Opinion and an Issuer Tax Opinion to the Indenture Trustee by the Transferor and with the consent of holders of not less than 662/3% of the Outstanding Dollar Principal Amount (as defined in the Indenture) of each series, class and tranche of Notes affected by such change; provided, however, that, without the consent of the holders of all of the Notes then Outstanding, no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments in respect of the Collateral or distributions that are required to be made for the benefit of the Noteholders or (b) reduce the aforesaid percentage of the Outstanding Dollar Principal Amount (as defined in the Indenture) of the Notes, the holders of which are required to consent to any such amendment.

              (c) Promptly after the execution of any such amendment or consent, the Transferor shall furnish written notification of the substance of such amendment or consent to the Indenture Trustee and each Note Rating Agency.

              (d) It shall not be necessary for the consent of the Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.

              (e) Any Indenture Supplement executed in accordance with the provisions of Article IX of the Indenture shall not be considered an amendment of this Agreement for the purposes of this Section 9.01.

         Section 9.02 Fees Payable by the Transferor. Notwithstanding anything contained in any other Transaction Document (unless such document specifically refers to this Section), the Transferor shall pay out of its own funds, without reimbursement, all expenses, fees and disbursements of the Owner Trustee (as such and in its individual capacity), the Administrator and the Indenture Trustee (including, in each case, the reasonable fees and expenses of its outside counsel) and independent accountants and all other fees and expenses relating to the Trust, including the costs of filing UCC continuation statements, the costs and expenses relating to obtaining and maintaining the listing of any Notes on any stock exchange, the costs and expenses relating to maintaining Issuer Accounts, and any stamp, documentary, excise, property (whether on real, personal or intangible property) or any similar tax levied on the Trust or the Trust's assets that are not expressly stated in this Agreement to be payable by the Trust (other than federal, state, local and foreign income and franchise taxes, if any, or any interest or penalties with respect thereto, assessed on the Trust, which shall be paid by the Trust).

         Section 9.03 Notices. (a) All demands, notices and communications upon or to the Transferor, the Issuer, the Owner Trustee, the Indenture Trustee, or any Note Rating Agency under this Agreement shall be in writing, personally delivered, mailed by certified mail, return receipt requested, or sent by facsimile transmission, and shall be deemed to have been duly given upon receipt
(a) in the case of the Transferor, to Capital One Funding, LLC, [address], (b) in the case of the Administrator, to Capital One Bank, in care of Capital One Services, Inc., 8000 Jones Branch Drive, McLean, Virginia 22102, Attention of General Counsel, with a copy to Director of Securitization, (c) in the case of the Indenture Trustee, to The Bank of New York, 101 Barclay Street, Floor 8 West, New York, New York 10286, Attention: Asset Backed Securities Unit, (d) in the case of the Issuer, to the Capital One Multi-asset Execution Trust, c/o Deutsche Bank Trust Company Delaware, E.A. Delle Donne Corporate Center, 1011 Centre Road, Wilmington, DE 19805-1266 with a copy to Deutsche Bank Trust Company Americas, c/o DB Services New Jersey Inc., 100 Plaza One, Mail Stop:
JC408-0606, Jersey City, NJ 11311 or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties. All demands, notices and communications directed to the Issuer shall be directed to a Responsible Officer of the Owner Trustee and the Administrator.

              (b) Any Notice required or permitted to be given to a Holder of Registered Notes shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Note Register. No Notice shall be required to be mailed to a Holder of Bearer Notes but shall be given as provided in the related Indenture Supplement. Any Notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such Notice.

         Section 9.04 Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 5.02 of this Agreement, this Agreement may not be assigned by the Transferor.

      Section 9.05 Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Transferor, the Issuer, the Owner Trustee, the Indenture Trustee, the Administrator and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the COMT Collateral Certificate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

      Section 9.06 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      Section 9.07 Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

      Section 9.08 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

      Section 9.09 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS.

      Section 9.10 Nonpetition Covenants.

           (a) Notwithstanding any prior termination of this Agreement, none of the Transferor, the Administrator, the Owner Trustee or the Indenture Trustee shall at any time with respect to the Issuer acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or other similar law now or hereafter in effect or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer; provided, however, that this subsection 9.10(a) shall not operate to preclude any remedy described in Article VII of the Indenture.

           (b) Notwithstanding any prior termination of this Agreement, none of the Trust, the Administrator, the Owner Trustee or the Indenture Trustee shall at any time with respect to the Transferor acquiesce, petition or otherwise invoke or cause the Transferor to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Transferor under any federal or state bankruptcy, insolvency or other similar law now or hereafter in effect or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Transferor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Transferor; provided, however, that this subsection 9.10(b) shall not operate to preclude any remedy described in Article VII of the Indenture.

           (c) Notwithstanding any prior termination of this Agreement, none of the Transferor, the Trust, the Administrator, the Owner Trustee or the Indenture Trustee shall at any time with respect to the Master Trust acquiesce, petition or otherwise invoke or cause the Master Trust to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Master Trust under any federal or state bankruptcy, insolvency or other similar law now or hereafter in effect or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Master Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Master Trust; provided, however, that this subsection 9.10(c) shall not operate to preclude any remedy described in Article VII of the Indenture.

      Section 9.11 Relation to the Trust Agreement. This Agreement is one of the Transfer and Administration Agreements (as such term is defined in the Trust Agreement) referred to in the Trust Agreement.

      Section 9.12 Integration of Documents. This Agreement, together with the Trust Agreement, constitutes the entire agreement of the parties hereto and thereto with respect to the subject matter hereof and thereof and supersedes all prior agreements relating to the subject matter hereof and thereof.

      Section 9.13 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Trust, the Owner Trustee, the Indenture Trustee, the Transferor or the Administrator, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under this Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

      Section 9.14 Limitation of Liability. It is expressly understood and agreed by the parties hereto that (i) this Transfer and Administration Agreement is executed and delivered by the Owner Trustee not individually or personally but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking or agreement by the Owner Trustee but is made and intended for the purpose of binding only the Issuer, (iii) nothing herein contained will be construed as creating any liability on the Owner Trustee individually or personally, to perform any covenant of the Issuer either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties to this Indenture and by any Person claiming by, through or under them and (iv) under no circumstances will the Owner Trustee be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Transfer and Administration Agreement or any related documents.

      Section 9.15 Acknowledgement and Acceptance of Indenture. Capital One Bank, as Administrator, by its signature hereto, acknowledges and accepts the Indenture.

                           [Signature Page to Follow]

      IN WITNESS WHEREOF, the parties hereto have caused this Transfer and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

                             CAPITAL ONE MULTI-ASSET EXECUTION
                                 TRUST, as Issuer

                             By:  DEUTSCHE BANK TRUST COMPANY,
                                  DELAWARE, not in its individual capacity but
                                  solely as Owner Trustee on behalf of the Trust



                             By:  ___________________________________________
                                  Name:
                                  Title:

                             CAPITAL ONE FUNDING, LLC,
                                  as Transferor

                             By:  ___________________________________________
                                  Name:
                                  Title:

                             CAPITAL ONE BANK,
                                  as Administrator

                             By:  ___________________________________________
                                  Name:
                                  Title:


                             THE BANK OF NEW YORK,
                                  as Indenture Trustee and not in its individual capacity



                             By:  ___________________________________________
                                  Name:
                                  Title:


              [Signature Page to Transfer and Servicing Agreement]